       As filed with the Securities and Exchange Commission on July 31, 1998
                             Registration No. 333-27283
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                               ---------------------
                                      FORM S-8
                               REGISTRATION STATEMENT
                          UNDER THE SECURITIES ACT OF 1933
                               ---------------------
                               GATEFIELD CORPORATION
               (Exact name of registrant as specified in its charter)
                  Delaware                            41-1404495
         (State or other jurisdiction of          (I.R.S. employer
         incorporation or organization)           identification no.)
                               ---------------------
                               47100 Bayside Parkway
                             Fremont, California  94538
            (Address of principal executive offices, including zip code)


                               1996 Stock Option Plan
                            Employee Stock Purchase Plan


                             (Full titles of the Plans)
                               ---------------------

                                 James R. Fiebiger
                                 President and CEO
                               GateField Corporation
                               47100 Bayside Parkway
                             Fremont, California 94538
                                   (510) 623 4400
                        (Name, address and telephone number,
                     including area code, of agent for service)

                                      Copy to:
                               Douglas E. Klint, Esq.
                   Vice President, Secretary and General Counsel
                               GateField Corporation
                               47100 Bayside Parkway
                             Fremont, California 94538
                                   (510) 623 4400

                          CALCULATION OF REGISTRATION FEE

                                                                Proposed        Proposed
     Name                   Title of            Amount          Maximum         Maximum             Amount of
     of                     Securities to       to be           Offering Price  Aggregate           Registration
     Plan                   be Registered       Registered      per Share       Offering Price      fee
     -------------          ----------------    --------------  -------------   ----------------    ---------------
     1996 Stock             Common Stock
     Option Plan            $0.01 par value     1,250,000       $0.97(1)        $1,212,500(1)       $367.39(2)

     Employee               Common Stock          200,000       $0.97(1)        $  194,000(1)       $ 58.78(2)
     Stock Purchase         $0.01 par value
     Plan

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee based on the average high and low prices of the Common Stock as reported on NASDAQ on July 30, 1998.

(2) The registration fee is computed on the additional securities being registered pursuant to General Instruction E.

                               GATEFIELD CORPORATION
                         REGISTRATION STATEMENT ON FORM S-8


PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference.

(a) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1997.

(b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on April 23, 1984 with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

(c) The Registrant's quarterly reports on Form 10-Q for the quarter ended March 31, 1998.

(d) The Registrant's current reports on Form 8-K dated November 14,1997 and January 23, 1998.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          The validity of the issuance of the shares of the shares of Common Stock being registered hereby are being passed upon for the Registrant by Douglas E. Klint, Esq., Vice President, Secretary and General Counsel of the Registrant. Mr. Klint currently holds options for 110,000 shares of Common Stock under the Registrant's 1993 Stock Option Plan which options are not vested or exercisable.

Item 6.   Indemnification of Directors and Officers.

          As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. The Registrant also maintains a limited amount of director and officer insurance. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors, officers and employees, and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant is required to advance expenses, as incurred, to such directors, officers and employees in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit); (iii) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors, officers and employees; (iv) the

Registrant is required to maintain director and officer liability insurance to the extent reasonably available; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

          The Registrant's policy is to enter into indemnity agreements with each of its executive officers and directors that provide the maximum indemnity allowed to officers and directors by Section 145 of the Delaware General Corporation Law, as well as certain additional procedural protections. In addition, the Registrant's Bylaws and indemnity agreements provide that officers and directors will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in any action or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors or officers of the Registrant or as directors or officers of any other company or enterprise when they are serving in such capacities at the request of the Registrant.
No indemnity will be provided, however, to any director or officer on account of conduct that is adjudicated to be knowingly fraudulent, deliberately dishonest or willful misconduct. The indemnity agreements also provide that no indemnification will be available if a final court adjudication determines that such indemnification is not lawful, or in respect of any accounting of profits made from the purchase or sale of securities of the Registrant in violation of Section 16(b) of the Exchange Act.

          The indemnity agreements entered into between the Registrant and its officers or directors, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

4.1       The Registrant's 1996 Stock Option Plan.

4.2       The Registrant's Employee Stock Purchase Plan.

5.1       Opinion of Douglas E. Klint.

23.1      Consent of Douglas E. Klint (included in Exhibit 5.1).

23.2      Consent of Deloitte & Touche LLP.

24.1      Power of Attorney (see pages 5 and 6).

Item 9.   Undertakings.

          The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement. Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                 POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS that each individual and corporation whose signature appears below constitutes and appoints Douglas E. Klint, his true and lawful attorney-in-fact and agent with full power of substitution, for him or it and in his or its name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting until said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                     SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 31st day of July, 1998.

                           GATEFIELD CORPORATION


                       By: /s/ James R. Fiebiger
                           James R. Fiebiger,
                           President and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


  Signature                   Title                              Date
Principal Executive
Officer:

/s/ James R. Fiebiger         President, Chief Executive         July 31, 1998
James R. Fiebiger             Officer and Director


Principal Financial
Officer:

/s/Stephen Flory              Chief Financial Officer            July 31, 1998
Stephen Flory                 Treasurer and VP



Additional Directors:


/s/ Horst G. Sandfort         Director                           July 31, 1998
Horst G. Sandfort

/s/ Jonathan S. Huberman      Director                           July 31, 1998
Jonathan S. Huberman

/s/ David J. Dunn             Director                           July 31, 1998
David J. Dunn

/s/ Michael J. Kucha          Director                           July 31, 1998
Michael J. Kucha


                                   Exhibit Index

Exhibit
Number                Description
-------               -----------
4.1       The Registrant's 1996 Stock Option Plan.

4.2       The Registrant's Employee Stock Purchase Plan

5.1       Opinion of Douglas E. Klint.

23.1      Consent of Douglas E. Klint (included in Exhibit 5.1).

23.2      Consent of Deloitte & Touche LLP.

24.1      Power of Attorney (see pages 5 and 6).